                                                                   EXHIBIT 10.1




                                 LEASE AGREEMENT



                                 BY AND BETWEEN



                        GLENDALE INVESTMENTS, LLC, LESSOR



                                       AND



                    CONTINENTAL TRADE EXCHANGE, LTD., LESSEE


                                       FOR




                            16901 WEST GLENDALE DRIVE
                           NEW BERLIN, WISCONSIN 53151

                                    INDEX TO
             GLENDALE INVESTMENTS, LLC / CONTINENTAL TRADE EXCHANGE
                                 LEASE AGREEMENT


TITLE                                                                                                      PAGE
-----                                                                                                      ----
1.       PARTIES TO AGREEMENT AND MAILING ADDRESSES                                                           1

2.       DESCRIPTION OF PREMISES LEASED                                                                       1

3.       CONVEYANCE OF PREMISES FOR THE TERM                                                                  1

4.       TERM OF LEASE                                                                                        1

5.       RENT                                                                                                 1

6.       SECURITY DEPOSIT                                                                                     2

7.       MAINTENANCE AND REPAIR                                                                               2

8.       UTILITIES                                                                                            3

9.       USE OF PREMISES, COMPLIANCE WITH LAW AND SIGNS                                                       3

10.      ASSIGNMENT AND SUBLETTING                                                                            3

11.      TRADE FIXTURES AND REMODELING OF PREMISES                                                            4

12.      INDEMNITY AND LIABILITY INSURANCE                                                                    4

13.      FIRST PARTY PERSONAL PROPERTY DAMAGE,
         INSURANCE, SUBROGATION AND NONLIABILITY
         FOR CONSEQUENTIAL DAMAGES                                                                            5

14.      REAL ESTATE TAXES, SPECIAL ASSESSMENTS,
         INSURANCE PREMIUMS, UTILITIES, AND
         MAINTENANCE COSTS                                                                                    5

15.      DAMAGE OR INJURY AND CONDITION OF PREMISES                                                           6

16.      SURRENDER AT END OF TERM                                                                             6

17.      LATE PAYMENT FEE AND RE-ENTRY UPON
         DEFAULT OF LESSEE                                                                                    6

18.      OPTION TO EXTEND INITIAL TERM                                                                        7

19.      EFFECT OF BANKRUPTCY OR INSOLVENCY                                                                   7

20.      LESSOR'S ENTRY FOR INSPECTION, MAINTENANCE
         AND REPAIR; FOR RENT SIGN                                                                            8




TITLE                                                                                                      PAGE
-----                                                                                                      ----
21.      DAMAGE OR DESTRUCTION OF PREMISES                                                                    8

22.      CONSENT NOT TO BE UNREASONABLY WITHHELD                                                              8

23.      WAIVER OF BREACH NOT WAIVER OF SUBSEQUENT BREACH                                                     9

24.      NOTICES IN WRITING                                                                                   9

25.      ESTOPPEL CERTIFICATES                                                                                9

26.      SUBORDINATE TO MORTGAGE AND ATTORNMENT                                                               9

27.      COVENANTS BINDING UPON ASSIGNS                                                                       9

28.      LAW OF FORUM; PROVISIONS SEVERABLE                                                                   9

29.      ENTIRE AGREEMENT AND MODIFICATION                                                                   10

                                 LEASE AGREEMENT


         THIS INDENTURE, made and entered into at New Berlin, Wisconsin, on the 28th day of September, 1999, but as of the 1st day of October, 1999, by and between GLENDALE INVESTMENTS, LLC as Lessor and CONTINENTAL TRADE EXCHANGE, LTD. as Lessee.

                                   WITNESSETH:

         1. PARTIES TO AGREEMENT AND MAILING ADDRESSES. Lessor is Glendale Investments, LLC, a limited liability corporation whose mailing address is 16901 West Glendale Drive, New Berlin, WI, 53151. Lessee is Continental Trade Exchange, Ltd. a Wisconsin business corporation, with its designated mailing address at P.O. Box 510305, New Berlin, WI 53151-0305.
         2. DESCRIPTION OF PREMISES LEASED. The premises leased under this lease agreement consist of the exclusive use of the northerly part of the one-story office and warehouse building located at 16901 West Glendale Drive, New Berlin, Wisconsin, 53151, separated from the balance of the commercial building by an irregular east to west dividing wall as generally illustrated in the sketch attached hereto, together with the non-exclusive use in common with Lessor and with other occupants of the commercial building of the open areas designated by Lessor for common use, altogether referenced herein as the premises.
         3. CONVEYANCE OF PREMISES FOR THE TERM. Lessor, for and in consideration of the covenants hereinafter recited, does hereby lease, demise and let the premises unto Lessee which Lessee shall have and hold and have the quiet enjoyment thereof for the duration of the term of this lease agreement.
         4. TERM OF LEASE. The term of this lease is three years commencing on the 1st day of October, 1999, and ending on the 30th day of September, 2002. Lessee has inspected the property and accepts the premises in their present condition.
         5. RENT. Lessee shall have, hold and peaceably enjoy the use of the premises for the term and shall pay therefor the base rent of $180,000.00, adjusted and supplemented as herein provided, payable at the rate of $5,000.00 ($4,000.00 U. S. currency and $1,000.00 CTE Trade Dollars) on the first day of October, 1999, through the end of the term, together with adjustments to base rent and the other obligations particularized hereinbelow, and together with any sales, use, occupancy or similar taxes, if any, attributable thereto.

         The base rent shall be paid together with any sales, use, occupancy or similar taxes, if any, attributable thereto, absolutely without any claim of setoff for any reason whatever against Lessor; the obligation to pay rent being a covenant independent of the covenants herein to be performed by Lessor. No payment by Lessee or receipt by Lessor of a lesser amount than the monthly installments of rent herein provided shall be other than on account of the earliest unpaid rent obligation, nor shall any endorsement or statement on or accompanying any remittance be deemed an accord or satisfaction, and lessor shall accept such remittance without prejudice to Lessor's right to recover unpaid rent or to pursue any other remedy in this lease agreement.
         6. SECURITY DEPOSIT. Contemporaneously with the execution and delivery of this lease agreement, lessee has paid Lessor the sum of Eight Thousand Dollars ($8,000.00), which shall be retained by Lessor as security for the full and faithful performance by Lessee of its obligations under this lease agreement, which security deposit may be used by Lessor for its own purposes, and which shall be returned to Lessee promptly upon the expiration of the term of this lease agreement, or any extension thereof, provided Lessee has faithfully performed its obligations under the terms hereof and has surrendered the premises to Lessor, otherwise to be applied to the damages sustained by Lessor under this lease agreement.
         7. MAINTENANCE AND REPAIR. Lessor shall, as required and at its cost, perform repairs, maintenance or replacement to the structure and to the roof of the building of the premises, except for repairs, maintenance or replacement to the structure or to the roof which become necessary through the fault or neglect of Lessee, its agents, employees or other persons, other than Lessor, in privity with Lessee, in which event Lessee shall pay the cost thereof. Lessor shall exercise reasonable effort to maintain the roof of the building of the premises free from water leaks, but the parties recognize the roof of the building is flat and will be susceptible to damage by the elements which may result in such water leaks. In no event, however, shall Lessor be liable to Lessee for water damage resulting from water leaks in the roof or from water seepage.
         Lessor shall maintain the exterior common areas of the commercial building and shall perform maintenance and repaving of the parking lot and the driveway access thereto, including snow and ice removal and landscape maintenance, and Lessee shall contribute to the cost thereof as provided herein.
         Lessee shall give prompt notice to Lessor of any condition of the premises requiring maintenance by Lessor.

         Lessee shall, at its cost, maintain the premises in good repair, reasonable wear and tear excepted, including, but not limited to snow and ice removal adjacent to the pedestrian and vehicular entranceways to the building of the premises where not normally removed by plowing, and shall perform maintenance and repair as necessary of the heating, air conditioning, hot water and plumbing systems and window glass replacement and all other maintenance, excepting only the said structural repairs and exterior maintenance of the roof and of the common areas to be performed by Lessor.
         In the event either party fails to timely perform the maintenance obligations required of it, the other party may perform such obligations, and the defaulting party shall pay the performing party the costs incurred promptly upon receipt of the invoice therefor.
         8. UTILITIES. Lessee shall directly pay for costs of gas, heat, electricity and other utilities separately metered to the premises, and shall contribute to the costs of water and sewer and other utilities which are not separately metered to the premises on the pro rata basis provided herein, altogether with any taxes or use assessments attributable thereto.
         9. USE OF PREMISES, COMPLIANCE WITH LAW AND SIGNS. Lessee shall use the premises for offices, showroom, warehousing and distribution incident to the barter business of Lessee, and for no other purpose without the prior written consent of Lessor, and shall comply with all requirements of law and rules and regulations and orders of supervising governmental authorities, and shall not, in any event, put the premises to noxious or illegal uses, or uses that may constitute a nuisance or an irritant to the use, occupancy and unimpeded driveway access of other tenants of the commercial building or of adjacent properties as applicable, nor shall Lessee store vehicles not in regular use nor equipment nor boxes nor other materials exterior to the building nor cause the premises to become unsightly, nor paint or deface masonry or metal trim, nor erect or display any signs visible outside of the premises without the prior written consent of Lessor, and Lessor may remove any unauthorized signs at the cost of Lessee. Lessee shall pay all fees for signs imposed by supervising governmental authority.
         10. ASSIGNMENT AND SUBLETTING. Lessee shall not assign this lease nor sublet all or any portion of the premises without first obtaining the written consent of Lessor. Such assignment or subletting shall not relieve Lessor from liability for payment of rent and the performance of all other obligations hereunder, unless otherwise agreed in writing by both parties.

         11. TRADE FIXTURES AND REMODELING OF PREMISES. All trade fixtures and equipment and personal property installed by or for Lessee incident to its business, except leasehold improvements installed by Lessor at the commencement of the term as provided herein or otherwise at its cost, shall remain the property of Lessee and shall be removed by Lessee during or at the expiration or sooner termination of the term of this lease agreement, and Lessee shall repair and restore the premises to its initial condition, reasonable wear and tear excepted. If Lessee shall fail to make such removal and repair, Lessor shall make or cause the same to be made, and Lessee shall pay Lessor the cost thereof promptly upon receipt of the invoice therefor. No remodeling of, or alteration to, the premises shall be made by Lessee without the prior written consent of Lessor.
         Any personal property belonging to Lessee left on the premises when Lessee shall surrender the premises to Lessor shall be deemed abandoned and may be disposed of and the premises restored in the discretion of Lessor, and Lessee shall reimburse Lessor for the cost of such disposal and restoration promptly upon receipt of the invoice therefor.

         12. INDEMNITY AND LIABILITY INSURANCE. In consideration for commensurate reduction in rent, Lessee shall indemnify, hold harmless, and defend Lessor from and against any and all claims, demands, damages, suits, actions, judgments, decrees, orders and expenses including attorney fees in favor of anyone arising out of or on account of this lease agreement or the use, occupancy or condition of the premises for incidents occurring during the term of this lease agreement including any extension thereof, or while holding over, caused by any person whatever, whether the claim therefor is made during or after the expiration of the term of this lease agreement. To additionally secure Lessor against such claims, lessee shall, during the term of this lease agreement, or any extension thereof, and while holding over, maintain in full force and effect a policy or policies of comprehensive general liability insurance against loss, liability or claims made by any person, including Lessee and third parties, on an occurrence basis with a combined single limit of not less than $2,000,000.00 for any one person, or for any one occurrence, naming lessor as an additional insured. Lessee shall furnish Lessor with a certificate of insurance showing such policy or policies to be in full force and effect during the term of this lease agreement, or any extension thereof, or while holding over, which shall contain a provision that the said policy or policies are not to be cancelled except upon 30 days prior written notice of cancellation to Lessor.

         13. FIRST PARTY PERSONAL PROPERTY DAMAGE, INSURANCE, SUBROGATION AND NONLIABILITY FOR CONSEQUENTIAL DAMAGES. Neither of the parties hereto shall be liable nor responsible to the other party for personal property damage or for consequential damages sustained whether or not occasioned by negligence. Each of the parties shall insure against damage by casualty or negligence to its personal property and be limited to first party recovery from its respective insurance carriers without subrogating the claim of either against the other to the benefit of the insurance carriers making payment under insurance contracts. Each party shall name the other party as an additional insured or shall take such other action as will effectively prevent the insured party's insurance carrier from subrogating a claim against the other party. Each party shall furnish the other party with a certificate of insurance showing such policy or policies to be in full force and effect during the term of this lease agreement, or any extension thereof, and while holding over which shall contain a provision that the said policy or policies are not to be cancelled except upon 30 days prior written notice of cancellation to the named insureds or certificate holders.
         Lessor shall not be responsible nor liable to Lessee for any loss, damage, injury, consequential damages or for any matter whatever that may result through the acts or omissions of Lessor, other than for its intentional acts, or through the acts or commissions of any other party, it being the contemplation of the parties that Lessee may, at its election, insure against such losses or make other provision for such loss, damage or injury.
         14. REAL ESTATE TAXES, SPECIAL ASSESSMENTS, INSURANCE PREMIUMS, UTILITIES, AND MAINTENANCE COSTS. Lessee shall pay as additional rent 50% of the net increase in annual real estate taxes over and above the amount billed for the 1999 real estate taxes on the property, and 50% of the following other costs: special assessments capitalized and amortized over the useful life of such special assessment at the rate and interest charged by the assessing governmental authority, premiums for fire and extended coverage insurance and owners, landlord's and tenant's liability insurance carried by Lessor upon the entire commercial building and land in and on which the premises are situated, costs of Lessor for utilities not separately metered to the premises and for maintenance and repair of the premises which are to be performed by Lessor, other than for structural and roof repair, which additional rent determined on a calendar year or other basis shall be prorated to conform to the lease term year, and any extension thereof, or while holding over. Lessee shall prepay one-twelfth (1/12) of the anticipated additional rent independently for the first 3 months of the term and thereafter with each monthly payment of base rent, and upon determination of the actual sum required, any excess payment shall be promptly refunded by Lessor to Lessee, and any insufficient payment shall be promptly paid by Lessee to Lessor upon receipt of the invoice and supporting documents therefor, even if delivered after the expiration of the lease term.
         15. DAMAGE OR INJURY AND CONDITION OF PREMISES. Lessee shall use and occupy the premises in a careful, safe and lawful manner, without waste, and shall keep the premises and all parts thereof in good order, and will so deliver up the same at the expiration or sooner termination of this lease agreement, reasonable use and ordinary wear and tear thereof and damage by unavoidable casualty to personal property against which Lessor is obligated to insure and is or would be covered and fully compensable to lessor by such insurance excepted. Lessee, at its sole cost and expense, shall make good any damage to the premises or any part thereof caused by the act of Lessee or its agents and employees, or by persons, other than Lessor, in privity with Lessee, and shall prior to the expiration or sooner termination of the lease term repair any damage to said premises which may be caused by its removal therefrom.
         16. SURRENDER AT END OF TERM. Lessee covenants that on the last day of the term of this lease agreement, including any extension or earlier termination thereof, to peaceably and quietly surrender and yield up to Lessor the entire premises, including all leasehold and other improvements and additions to the freehold not required to be removed, broom clean and in good order and condition, reasonable wear and tear excepted. Should lessee hold over after the expiration of the term of this lease agreement, or any extension thereof, this lease shall then continue on a month to month term only, subject to all of the conditions, provisions and obligations of this lease agreement insofar as the same are applicable to the month to month term.
         17. LATE PAYMENT FEE AND RE-ENTRY UPON DEFAULT OF LESSEE. If Lessee shall default in the payment of rent for fifteen (15) days after the due date thereof, then Lessee shall, in addition to the payment of rent in default, pay Lessor five percent (5%) of the payment in default as a late payment fee.
         In the event Lessee does not or shall neglect or fail to perform and observe any of the covenants or conditions herein contained which on its part are to be performed, including the independent covenant for payment of rent, Lessor may lawfully, immediately, or at any time thereafter, and while such neglect or default continues, and upon 30 days prior written notice of default which remains uncorrected, except in those cases where it is not feasible for Lessee to correct the default within 30 days, and Lessee has commenced correction within 30 days of the notice or demand and is diligently pursuing the correction to completion, then without further notice or demand, enter into or upon said premises and repossess the same as if its former estate, and expel Lessee and those claiming under it, and remove its effects, forcibly if necessary, without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant; and such expulsion and removal, whether by the direct act of Lessor or its assigns, or through the medium of legal proceedings for that purpose instituted, shall not affect the liability of Lessee or its representatives for the past rent due or future rent to accrue under this lease, but the same shall continue as set forth herein as if such removal or expulsion had not taken place. Lessee further covenants and agrees to pay and discharge all reasonable costs, attorneys' fees and expenses that shall be paid and incurred by Lessor in enforcing or defending the covenants and agreements of this lease. The remedies of Lessor shall be cumulative.
         Accelerated base rent and other obligations of Lessee to Lessor shall bear interest on the unpaid balance thereof from time to time until paid at the rate of one percent (1%) applied monthly to the total amount of principal and accumulated interest accrued.
         18. OPTION TO EXTEND INITIAL TERM. Provided Lessee shall in all respects be current in the performance of its obligations under this lease agreement, and not otherwise, and not while holding over, and it shall desire to extend the initial term of this lease agreement, it shall have the option to do so for one additional three (3) year term, which options shall be exercised by giving notice to Lessor of its election to extend the initial term not less than six (6) months prior to the commencement of the extended term, whereupon this lease agreement shall be extended for such additional term without the necessity for any extension agreement, and all of the terms and conditions of this lease agreement shall continue as though the initial term included the extended term with annual modifications to base rent.
         19. EFFECT OF BANKRUPTCY OR INSOLVENCY. The interest of Lessee under this agreement shall not be subject to involuntary assignment, transfer or sale by operation of law or in any manner whatsoever, and any such attempt at involuntary assignment, transfer or sale shall be void and of no effect.

         In the event any proceedings under the Bankruptcy Act or similar laws are commenced by or against Lessee which are not dismissed before an adjudication in bankruptcy or the confirmation of a composition, arrangement or plan of reorganization, or in the event Lessee is adjudged insolvent or makes an assignment for the benefits of its creditors, or if a receiver is appointed for Lessee in any proceedings or action, then at the election of Lessor, the Lessor may accelerate the unpaid rent as provided herein and all obligations of Lessee to Lessor hereunder including all such obligations of any and all persons claiming under Lessee as upon default by Lessee.
         20. LESSOR'S ENTRY FOR INSPECTION, MAINTENANCE AND REPAIR; FOR RENT SIGN. Lessor shall have the right, at reasonable times during the business hours of Lessee with reasonable advance verbal notice, except in the case of an emergency when entry may be made at any time by key and alarm disarmament code provided by Lessee, to enter upon the premises for the purposes of inspecting the same and of showing the said premises to prospective tenants or to purchasers or to lenders or to maintain or to make repairs or modifications to the improvements thereon. Lessee will permit the usual "For Rent" or similar signs to be placed upon the premises at any time within six (6) months prior to he expiration of the term of this lease agreement.
         21. DAMAGE OR DESTRUCTION OF PREMISES. In the event the premises shall be damaged or destroyed during the term of this lease agreement by fire, other casualty or the elements, it shall be promptly repaired by Lessor, at his expense. Lessor shall undertake the necessary work within a reasonable period of time after such damage or destruction and shall pursue the same with due diligence, in a manner consistent with sound construction methods; but Lessor shall not be liable for any delays in or interruptions to such construction or repair occasioned by strikes, acts of God, national emergency, governmental regulations, inability to procure labor or materials or any other causes, whether of similar or dissimilar nature, beyond its control. Rent shall be abated during the period when the premises are unable to be occupied. In the case where the premises may be partially occupied, rent shall be prorated to the proportion of the premises which may be occupied.
         22. CONSENT NOT TO BE UNREASONABLY WITHHELD. Wherever in this agreement the consent of Lessor is a prerequisite condition to any act or omission by Lessee, such consent shall not be unreasonably withheld.

         23. WAIVER OF BREACH NOT WAIVER OF SUBSEQUENT BREACH. The declination of Lessor to insist on strict performance of any of the terms and conditions of this agreement and the obligations of Lessee hereunder shall not be deemed a waiver of any subsequent breach or default on the part of Lessee.
         24. NOTICES IN WRITING. Unless otherwise specifically provided herein, all notices by either party to the other shall be in writing and given by receipted personal delivery or sent by certified mail with sender's and return receipts to the other party at the address set forth hereinabove, or to such other address as either party shall hereafter designate to the other by notice, and shall be effective upon receipted personal delivery or mailing as applicable.
         25. ESTOPPEL CERTIFICATES. At any time, and from time to time, Lessee agrees, upon request in writing from Lessor, to execute, acknowledge and deliver to Lessor a statement in writing certifying that its lease agreement is unmodified, or if modified, stating the modifications, and in full force and effect and the date to and for which the rent and other amounts and charges hereunder have been paid substantially in the form attached hereto.
         26. SUBORDINATE TO MORTGAGE AND ATTORNMENT. This lease agreement shall at all times be subordinate to any mortgage or security agreement placed by Lessor upon the premises, provided, so long as Lessee is not in default under the terms of this lease agreement, the rights of Lessee hereunder shall not be prejudiced nor its occupancy of the premises be disturbed by any action taken by the mortgagee under terms of its mortgage, and in consideration thereof, Lessee agrees to attorn to the mortgagee or any successor in interest to Lessor as its successor Lessor, and this lease agreement shall continue in full force and effect between Lessee and the successor Lessor. The parties hereto agree to execute such documents as may be necessary to give effect to this provision.
         27. COVENANTS BINDING UPON ASSIGNS. The covenants, conditions and terms of this lease agreement shall be binding upon the parties hereto and upon their successors, assigns, trustees, receivers, heirs and personal representatives, as the case may be.
         28. LAW OF FORUM; PROVISIONS SEVERABLE. This lease agreement shall be governed by the laws of the State of Wisconsin. If any provision of this lease agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or unenforceable under any law applicable thereto, such provision shall be deemed deleted from this lease agreement without impairing or prejudicing the validity, legality and enforceability of the remaining provisions hereof.

         29. ENTIRE AGREEMENT AND MODIFICATION. This instrument is the entire lease agreement between the parties hereto, and there are no other promises, conditions or understandings, oral or written, between the parties. This agreement shall not be modified nor amended unless reduced to writing and executed as this agreement is executed.

         IN WITNESS WHEREOF, Glendale Investments, LLC, as Lessor, has caused this lease agreement to be executed by its three partners: Donald F. Mardak, John E. Strabley and Dale L. Mardak, and Continental Trade Exchange, Ltd., as Lessee, has caused this lease agreement to be executed by its duly authorized officers, and their respective seals to be hereunto affixed, in multiple original, at the place and on the date first above written.

LESSOR:                                   LESSEE:
GLENDALE INVESTMENTS, LLC.                CONTINENTAL TRADE EXCHANGE, LTD.



         /s/ DONALD F. MARDAK                /s/ DONALD F. MARDAK
      By:-------------------------        By:---------------------------
         Donald F. Mardak, Partner           Donald F. Mardak, President



         /s/ JOHN E. STRABLEY                /s/ JUDY E. MARDAK
      By:-------------------------        By:---------------------------
         John E. Strabley, Partner           Judy E. Mardak, Secretary



         /s/ DALE L. MARDAK
      By:-----------------------
         Dale L. Mardak, Partner


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